UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2015

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Meru Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 20, 2015 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 10, 2015, were voted on at the Annual Meeting and the number of votes cast with respect to each matter is set forth below.

(1) Holders of the Company’s common stock voted to elect five directors to serve on the Board, each to serve until the Company’s annual meeting of stockholders to be held in 2016 and until his successor is elected and qualified, or until his death, resignation or removal, as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Dr. Bami Bastani	5,880,646	1,609,191	0	9,042,488
Barry Cox	7,094,158	395,679	0	9,042,488
Stephen Domenik	7,143,114	346,723	0	9,042,488
John Kurtzweil	7,093,358	396,479	0	9,042,488
Sudhakar Ramakrishna	6,930,129	559,708	0	9,042,488

(2) Holders of the Company’s common stock voted to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,006,183	46,972	477,450	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: May 22, 2015	By:	/s/ Mark Liu
	Name:	Mark Liu
	Title:	General Counsel